As filed with the Securities and Exchange Commission on October 1, 2021

Registration No. 333-259797

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

PRE-EFFECTIVE AMENDMENT NO. 1 TO

FORM S-1

REGISTRATION STATEMENT

UNDER

THE SECURITIES ACT OF 1933

Rocket Lab USA, Inc.

(Exact Name of Registrant as Specified in Its Charter)

Delaware	4522	98-1550340
(State or other jurisdiction of incorporation or organization)	(Primary Standard Industrial Classification Code Number)	(I.R.S. Employer Identification Number)

Rocket Lab USA, Inc.

3881 McGowen Street

Long Beach, CA 90808

(Address, including zip code, and telephone number, including area code, of Registrant’s principal executive offices)

Peter Beck

Rocket Lab USA, Inc.

President, Chief Executive Officer and Chairman

3881 McGowen Street

Long Beach, CA 90808

(714) 465-5737

(Name, address, including zip code, and telephone number, including area code, of agent for service)

Copies of all communications, including communications sent to agent for service, should be sent to:

Craig Schmitz	Adam Spice
W. Stuart Ogg	Chief Financial Officer
Goodwin Procter LLP	Rocket Lab USA, Inc.
The New York Times Building	3881 McGowen Street
601 Marshall Street	Long Beach, CA 90808
Redwood City, CA 94063	(714) 465-5737
(650) 752-3100

Approximate date of commencement of proposed sale of the securities to the public: From time to time after this Registration Statement becomes effective.

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933 (the “Securities Act”) check the following box:  ☒

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, smaller reporting company, or an emerging growth company. See the definitions of “large accelerated filer,” “accelerated filer,” “smaller reporting company,” and “emerging growth company” in Rule 12b-2 of the Exchange Act.

Large accelerated filer	☐	Accelerated filer	☐
Non-accelerated filer	☒	Smaller reporting company	☒
		Emerging growth company	☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 7(a)(2)(B) of the Securities Act.  ☐

Rule 429 Statement

Pursuant to Rule 429 under the Securities Act, the prospectus relating to the securities registered under this Registration Statement also relates to the registrant’s Registration Statement on Form S-4, as amended, (File No. 333-257440) that was originally declared effective by the Securities and Exchange Commission on July 21, 2021 (the “Prior Registration Statement”). Accordingly, this Registration Statement also constitutes Post-Effective Amendment No. 1 on From S-1 to the Prior Registration Statement. Such Post-Effective Amendment will become effective concurrently with the effectiveness of this Registration Statement in accordance with Section 8(c) of the Securities Act.

The registrant hereby amends this registration statement on such date or dates as may be necessary to delay its effective date until the registrant shall file a further amendment which specifically states that this registration statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act or until this registration statement shall become effective on such date as the SEC, acting pursuant to said Section 8(a), may determine.

EXPLANATORY NOTE

Rocket Lab USA, Inc. is filing this Amendment No. 1 to the Registration Statement on Form S-1 (the “Registration Statement”) (File No. 333-259797) solely for the purpose of filing exhibits 5.1, and 23.3. No changes have been made to the preliminary prospectus constituting Part I of the Registration Statement and, therefore, it has been omitted, or to Part II of the Registration Statement (other than to reflect in the Exhibit Index the filing of the aforementioned exhibits).

PART II: INFORMATION NOT REQUIRED IN PROSPECTUS

Item 16. Exhibits and Financial Statement Schedules.

The financial statements filed as part of this Registration Statement are listed in the index to the financial statements immediately preceding such financial statements, which index to the financial statements is incorporated herein by reference.

Exhibit No.	Description
2.1+	Agreement and Plan of Merger, dated as of March 1, 2021, by and among Vector Acquisition Corporation, Rocket Lab USA, Inc. and Prestige Merger Sub, Inc., as amended by Amendment No. 1 thereto, dated May 7, 2021, and Amendment No. 2 thereto, dated June 25, 2021 (incorporated by reference to Annex A to the proxy statement/prospectus filed by Vector Acquisition Corporation on July 21, 2021).

3.1	Certificate of Incorporation of Rocket Lab USA, Inc. (incorporated by reference to Exhibit 3.1 to the Form 8-K filed by Rocket Lab USA, Inc. on August 30, 2021).

3.2	Bylaws of Rocket Lab USA, Inc. (incorporated by reference to Exhibit 3.2 to the Form 8-K filed by Rocket Lab USA, Inc. on August 30, 2021).

4.1	Warrant Agreement between Vector Acquisition Corporation and Continental Stock Transfer & Trust Company, dated September 24, 2020 (incorporated by reference to Exhibit 4.1 to the Current Report on Form 8-K filed by Vector Acquisition Corporation on September 30, 2020).

4.2	Amendment to Warrant Agreement, dated as of August 25, 2021 between Rocket Lab USA, Inc., Continental Stock Transfer & Trust Company and American Stock Transfer & Trust Company, LLC (incorporated by reference to Exhibit 4.2 to the Form 8-K filed by Rocket Lab USA, Inc. on August 31, 2021).

4.3	Specimen Warrant Certificate (incorporated by reference to Exhibit 4.3 to Amendment No. 1 to the Registration Statement on Form S-1 filed by Vector Acquisition Corporation on September 18, 2020).

5.1*	Opinion of Goodwin Procter LLP.

10.1	Form of Indemnification Agreement (incorporated by reference to Exhibit 10.1 to the Registration Statement on Form S-4 filed by Vector Acquisition Corporation on June 25, 2021).

10.2	Second Amended and Restated Registration Rights Agreement, dated as of August 25, 2021, by and among Rocket Lab USA, Inc. (formerly known as Vector Acquisition Delaware Corporation), Vector Acquisition Partners, L.P. and certain other parties thereto (incorporated by reference to Exhibit 10.2 to the Form 8-K filed by Rocket Lab USA, Inc. on August 31, 2021).

10.3	Letter Agreement , dated as of September 24, 2020, among Vector Acquisition Corporation, Vector Acquisition Partners, L.P. and the company’s officers and directors (incorporated by reference to Exhibit 10.4 to the Form 8-K filed by Vector Acquisition Corporation on September 30, 2020).

10.4	Rocket Lab USA, Inc. 2021 Stock Option and Incentive Plan (incorporated by reference to Annex H to the proxy statement/prospectus filed by Vector Acquisition Corporation on July 21, 2021).

10.5	Rocket Lab USA, Inc. 2021 Employee Stock Purchase Plan (incorporated by reference to Annex I to the proxy statement/prospectus filed by Vector Acquisition Corporation on July 21, 2021).

10.6	Sponsor Letter Agreement, dated as of March 1, 2021, between Vector Acquisition Corporation and Vector Acquisition Partners, L.P. (incorporated by referenced to Exhibit 10.2 to the Current Report on Form 8-K filed by Vector Acquisition Corporation on March 1, 2021).

Exhibit No.	Description

10.7	Employment Agreement, dated August 12, 2014, between Rocket Lab Limited and Peter Beck (incorporated by reference to Exhibit 10.8 to the Registration Statement on Form S-4 filed by Vector Acquisition Corporation on June 25, 2021).

10.8	Employee Offer Letter, dated March 8, 2018, between Rocket Lab USA, Inc. and Adam Spice (incorporated by reference to Exhibit 10.9 to the Registration Statement on Form S-4 filed by Vector Acquisition Corporation on June 25, 2021).

10.9	Employment Agreement, dated September 9, 2013, between Rocket Lab Limited and Shaun O’Donnell, as updated on August 21, 2014 (incorporated by reference to Exhibit 10.10 to the Registration Statement on Form S-4 filed by Vector Acquisition Corporation on June 25, 2021).

10.10	Second Amended and Restated 2013 Stock Option and Grant Plan (incorporated by reference to Exhibit 10.10 to the Form 8-K filed by Rocket Lab USA, Inc. on August 31, 2021).

10.11	Deed of Lease between Rocket Lab Limited and Kawatiri Properties Ltd., dated March 8, 2018, for the premises located at 25 Levene Place, Mount Wellington, Auckland 1060, New Zealand (incorporated by reference to Exhibit 10.12 to the Registration Statement on Form S-4 filed by Vector Acquisition Corporation on June 25, 2021).

10.12	Standard Industrial Lease between Rocket Lab USA, Inc. and Douglas Park Associates III, LLC, dated October 4, 2019, for the premises located at 3881 McGowen Street, Long Beach, CA 90808 (incorporated by reference to Exhibit 10.13 to the Registration Statement on Form S-4 filed by Vector Acquisition Corporation on June 25, 2021).

10.13	Amended and Restated Deed of Lease of Rural Land between Rocket Lab Limited and the Proprietors of Tawapata South, dated November 15, 2019, for the premises located at Onenui Station, Mahia 4198, New Zealand (incorporated by reference to Exhibit 10.14 to the Registration Statement on Form S-4 filed by Vector Acquisition Corporation on June 25, 2021).

10.14††	Launch Site Access and Operations Support Agreement for LC-2 between Rocket Lab USA, Inc. and the Virginia Commercial Space Flight Authority, dated September 28, 2018, for the premises located at Mid-Atlantic Regional Spaceport, NASA Wallops Flight Facility, Wallops Island, VA (incorporated by reference to Exhibit 10.15 to the Registration Statement on Form S-4 filed by Vector Acquisition Corporation on June 25, 2021).

10.15	Deed of Lease between Rocket Lab Limited and Class One Services Ltd., dated November 15, 2019, for the premises located at 387 Coalfields Road, Kopuku 2471, New Zealand (incorporated by reference to Exhibit 10.16 to the Registration Statement on Form S-4 filed by Vector Acquisition Corporation on June 25, 2021).

10.16	Loan and Security Agreement, dated as of June 10, 2021, by and among Rocket Lab USA, Inc., Rocket Lab Global Services, LLC, and Hercules Capital, Inc. (incorporated by reference to Exhibit 10.18 to the Registration Statement on Form S-4 filed by Vector Acquisition Corporation on June 25, 2021).

10.17	Management Redemption Agreement, dated as of June 17, 2021 by and between Rocket Lab USA, Inc., Peter Beck, Adam Spice, and Shaun O’Donnell (incorporated by reference to Annex L to the proxy statement/prospectus filed by Vector Acquisition Corporation on July 21, 2021).

10.18	Form of Subscription Agreement (incorporated by referenced to Annex E to the proxy statement/prospectus filed by Vector Acquisition Corporation on July 21, 2021).

23.1**	Consent of Deloitte Touche LLP.

23.2**	Consent of WithumSmith+Brown, PC.

Exhibit No.	Description

23.3*	Consent of Goodwin Procter LLP (included in Exhibit 5.1).

24**	Power of Attorney (included on signature page of the Registration Statement).

101.SCH**	Inline XBRL Taxonomy Extension Schema Document.

101.LAB**	Inline XBRL Taxonomy Extension Label Linkbase Document.

101.PRE**	Inline XBRL Taxonomy Extension Presentation Linkbase Document.

101.DEF**	Inline XBRL Taxonomy Extension Definition Linkbase Document.

104**	Cover Page Interactive Data File (formatted as Inline XBRL with applicable taxonomy extension information contained in Exhibit 101).

*	Filed herewith.
**	Previously filed.
+

Schedules and exhibits have been omitted pursuant to Item 601(b)(2) of Regulation S-K. The Registrant agrees to furnish supplementally a copy of any omitted schedule or exhibit to the SEC upon request.

††	Certain confidential portions (indicated by brackets and asterisks) have been omitted from this exhibit pursuant to Item 601(b)(10)(iv).

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, as amended, the registrant has duly caused this Amendment No. 1 to the Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Long Beach, State of California, on October 1, 2021.

ROCKET LAB USA, INC.

By:	/s/ Adam Spice
Name:	Adam Spice
Title:	Chief Financial Officer

Pursuant to the requirements of the Securities Act of 1933, as amended, this Amendment No. 1 to the Registration Statement has been signed by the following persons in the capacities indicated on October 1, 2021.

Signature	Title

* Peter Beck	President, Chief Executive Officer and Chairman (Principal Executive Officer)

/s/ Adam Spice Adam Spice	Chief Financial Officer (Principal Financial Officer and Principal Accounting Officer)

* David Cowan	Director

* Michael Griffin	Director

* Matthew Ocko	Director

* Jon Olson	Director

* Merline Saintil	Director

* Alex Slusky	Director

* Sven Strohbank	Director

* By:	/s/ Adam Spice
Adam Spice
Attorney-in-Fact